EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

This Assignment and Assumption of Purchase and Sale Agreement (this “Assignment”) is made as of the 18th day of July, 2017 by and between PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation, having an address at 260 Franklin Street - 6th Floor Boston, MA 02109 (“Assignor”) and PLYMOUTH SOUTH BEND LLC, a Delaware limited liability company having an address at c/o Plymouth Industrial REIT, Inc., 260 Franklin Street- 6th Floor Boston, MA 02109 (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor and REW, L.L.C., an Indiana limited liability company and W Partners, LLC, an Indiana limited liability company (collectively, the “Seller”) are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of June 19, 2017, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of July 17, 2017 (collectively, the “Contract”), pursuant to which Seller has agreed to sell and Assignor has agreed to purchase that certain real property and improvements thereon located in South Bend, Indiana, as more particularly described in the Contract, upon the terms and conditions contained in the Contract;

WHEREAS, pursuant to Section 17 of the Contract, Assignor has the right to assign all of its right, title and interest under the Contract to one or more of its affiliates; and

WHEREAS, Assignee is an affiliate of Assignor; and

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to acquire, all of the right, title and interest of Assignor under the Contract.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.	The foregoing recitals hereby are incorporated into this Assignment and made a part hereof.
2.	Assignor hereby transfers, assigns and conveys to Assignee all of Assignor’s right, title and interest under the Contract.
3.	Assignee hereby accepts the foregoing assignment, and hereby assumes and covenants to perform all duties and obligations of Assignor under the Contract.

4.	Notwithstanding this Assignment, pursuant to Section 17 of the Contract, as between Assignor and Seller, Assignor shall remain fully liable and responsible for the performance of Assignor’s obligations under the Contract prior to Closing.
5.	Assignor hereby releases all claims to the Deposit (as defined in the Contract) made by Assignor under the Contract, and assigns such claims to Assignee.
6.	This Assignment shall inure to the benefit of, and be binding upon, Assignor and Assignee and their respective heirs, personal representatives, successors and assigns.
7.	Each of the parties hereto represents and warrants to the other that the person executing this Assignment on behalf of such party has the full right, power and authority to enter into and execute this Assignment on such party’s behalf and that no consent from any other person is necessary as a condition precedent to the legal effect of this Assignment.
8.	This is the entire agreement between the parties hereto, and may not be amended or modified in any manner without the written approval of the parties hereto.
9.	This Assignment may be executed in multiple counterpart copies, all of which shall be deemed originals, but which will evidence one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment under seal as of the date first set forth above.

ASSIGNOR

PLYMOUTH INDUSTRIAL REIT, INC.,

a Maryland Corporation

By: /s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: President

ASSIGNEE

PLYMOUTH SOUTH BEND LLC,

a Delaware limited liability company

By: /s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: Authorized Signatory

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